UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  August 12, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810
001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by four registrants: The Southern Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Credit Rating Risk” of each of The Southern Company (“Southern Company”), Georgia Power Company (“Georgia Power”), Gulf Power Company (“Gulf Power”) and Mississippi Power Company (“Mississippi Power”) in their respective Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 for information regarding the review by Moody’s Investors Service (“Moody’s”) of the securities ratings of Southern Company, Georgia Power, Gulf Power and Mississippi Power for a possible downgrade.
On August 12, 2010, Moody’s announced that it had downgraded the issuer and long-term debt ratings of Southern Company (senior unsecured to Baa1 from A3), Georgia Power (senior unsecured to A3 from A2), Gulf Power (senior unsecured to A3 from A2) and Mississippi Power (senior unsecured to A2 from A1).  Moody’s also announced that it had downgraded the short-term ratings of Southern Company and a financing subsidiary of Southern Company that issues commercial paper for the benefit of Southern Company subsidiaries (including Georgia Power, Gulf Power and Mississippi Power) to P-2 from P-1.  In addition, Moody’s announced that it had downgraded the variable rate demand obligation ratings of Georgia Power, Gulf Power and Mississippi Power to VMIG-2 from VMIG-1 and the preferred stock ratings of Georgia Power (to Baa2 from Baa1), Gulf Power (to Baa2 from Baa1) and Mississippi Power (to Baa1 from A3).  Moody’s also downgraded the trust preferred securities rating of Georgia Power to Baa1 from A3.
Moody’s announced that the ratings outlook for Southern Company, Georgia Power, Gulf Power and Mississippi Power is stable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010	THE SOUTHERN COMPANY GEORGIA POWER COMPANY GULF POWER COMPANY MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary